UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2015

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 Westpark Drive, Suite 300, Houston, Texas	77063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Waiver and Consent Agreement

On December 11, 2015, Ignite Restaurant Group, Inc. (the “Company” or “Borrower”) entered into a Waiver and Consent Agreement (the “Agreement”) related to the Company’s Credit and Security Agreement (the “Credit Agreement”) dated August 13, 2014 with the financial institutions party thereto, as lenders, Credit Suisse AS, as administrative agent, Credit Suisse (USA) LLC and KeyBanc Capital Markets Inc., as joint lead arrangers and joint book runners, and KeyBank National Association, as syndication agent. The Agreement was entered into in connection with the Company providing notice to the administrative agent of its intent to make a voluntary prepayment of the Term Loan in an aggregate amount equal to $35,000,000 of the principal amount of outstanding Term Loan on December 11, 2015. The Agreement provides a one-time waiver of compliance with Section 2.8(a)(iv) of the Credit Agreement and a one-time reduction of the related prepayment premium to 0.5% of the amount of the prepayment. The prepayment of the Term Loan would have been subject to a prepayment penalty equal to the present value of the required interest payments not yet made on the principal amount of the Term Loan that would have been payable through the Term Loan Maturity Date.

The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the Agreement, for which a copy is attached hereto as Exhibit 10.2 and is incorporated by reference herein. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit and Security Agreement dated August 13, 2014 (incorporated by reference herein and filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2014)
10.2	Waiver and Consent Agreement dated December 11, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2015

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President and Chief Financial Officer